UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

Yoshiharu Global Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6940 Beach Blvd., Suite D-705

Buena Park, CA 90621

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Equity Line of Credit

On January 6, 2025, Yoshiharu Global Co. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Crom Structured Opportunities Fund I, LP, a Delaware limited partnership (the “Investor”) pursuant to which the Company shall have the right, but not the obligation, to sell to the Investor up to $10,000,000 (the “ELOC Shares”) of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”).

The Company may request that the Investor purchase the ELOC Shares at any time during the commitment period commencing on January 6, 2025 (the “Effective Date”) and terminating on January 6, 2027. Each issuance and sale by the Company to the Investor under the Purchase Agreement (an “Advance”) is to be effectuated by means of a written notice setting forth the ELOC Shares which the Company intends to require the Investor to purchase (the “Advance Notice”), subject to a registration statement being effective for an advance notice to be delivered. The ELOC Shares will be issued and sold to the Investor at a per share price equal to 93% of the lowest volume weighted average price of the Class A Common Stock on the Nasdaq Capital Market (“Nasdaq”) during the five trading days following the clearing date of the respective advance shares (the “Initial Purchase Price”).

Each Advance is subject to a minimum amount not less than $25,000.00 (calculated using the Initial Purchase Price as defined in the Purchase Agreement) and a maximum amount up to the lesser of: (i) $300,000.00 (calculated using the Initial Purchase Price as defined in the Purchase Agreement) or (ii) 100% of the average of the daily volume traded of the Class A Common Stock on Nasdaq during the ten trading days (excludes the single highest and lowest volume days for the period) immediately preceding the date of delivery of the Advance Notice (the “Advance Notice Date”) multiplied by the lowest volume weighted average price of the Class A Common Stock on Nasdaq during the ten trading days immediately preceding the Advance Notice Date.

The Advances are subject to certain limitations, including that the Investor cannot purchase any ELOC Shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Class A Common Stock immediately after giving effect to the issuance of the ELOC Shares issuable pursuant to an Advance Notice.

The Company has also agreed to pay the Investor a commitment fee equal to 31,948 shares of Class A Common Stock (the “Commitment Shares”) in consideration for the Investor’s entry into the Purchase Agreement.

The Company may terminate the Purchase Agreement at any time upon at least five trading days’ notice to the Investor, subject to certain limitations described in the Purchase Agreement.

The Purchase Agreement also contains customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The foregoing is a summary description of certain terms of the Purchase Agreement. For a full description of all terms, please refer to the copy of the Purchase Agreement that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ELOC Registration Rights Agreement

In connection with the execution of the Purchase Agreement, the Company and the Investor entered into a registration rights agreement (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to file, within 30 calendar days from the date of the Purchase Agreement, a registration statement covering the resale of all of the shares of Class A Common Stock which the Investor may acquire (including the ELOC Shares and the Commitment Shares). The Company has also agreed to have such registration statement declared effective by the Securities and Exchange Commission (the “SEC”) within 90 days from January 6, 2025.

The Company is required to have a registration statement covering the resale of shares of Class A Common Stock which the Investor may acquire pursuant to the ELOC Registration Rights Agreement declared effective by the SEC before it can sell any shares of Class A Common Stock to the Investor pursuant to the ELOC Registration Rights Agreement.

The foregoing is a summary description of certain terms of the ELOC Registration Rights Agreement. For a full description of all terms, please refer to the copy of the ELOC Registration Rights Agreement that is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

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Convertible Note Sale

On January 6, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Investor pursuant to which the Company issued and sold to the Investor a 10% OID promissory note in the aggregate principal amount of $1,100,000 (the “Note”) for a purchase price of $1,000,000.

The Company will pay a one-time interest charge on the principal amount of the Note at a rate of 5% when such amounts become due and payable. The maturity date of the Note is January 6, 2026. Any outstanding principal or interest on the Note that is not paid when due will bear interest at the rate of the lesser of: (i) 18% per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid. Upon the occurrence of an event of default, the Note will become immediately due and payable. In addition, upon an event of default, the Company will be required to pay an amount equal to the principal amount then outstanding plus accrued interest through the date of full repayment multiplied by 115%, plus applicable costs and fees. The Company may prepay the outstanding principal amount and interest due under the Note subject to certain restrictions.

The Investor has the right at any time (subject to certain ownership limitations) to convert all or any portion of the then outstanding and unpaid principal amount of the Note into shares of Class A Common Stock (the “Conversion Shares”). The conversion price will be equal to the lesser of: (i) $5.00 or (ii) 90% of the lowest dollar volume weighted average price on any trading day during the five trading days immediately preceding the conversion date (the “Conversion Price”).

Pursuant to the Note, the Company will, at all times, reserve from its authorized and unissued shares of Class A Common Stock a sufficient number of shares to provide for the issuance of the Conversion Shares equal to the greater of: (i) 1,018,518 shares of Class A Common Stock or (ii) the sum of: (a) the number of Conversion Shares issuable upon the full conversion of the Note (assuming no payment of the principal amount or interest) at a conversion price equal to the Conversion Price multiplied by (b) 2.5.

If at any time the Company receives cash proceeds from the issuance of securities pursuant to an equity line of credit (including the Purchase Agreement), the Company must, within one business day, inform the Investor at which point the Investor has the right to require the Company to immediately apply up to 30% of such proceeds to repay all or a portion of the outstanding principal amount and interest then due under the Note. If the Company fails to adhere to this covenant then it will constitute an event of default under the Note.

The Note is ranked as a senior unsecured obligation with priority over all existing and future unsecured indebtedness.

The Securities Purchase Agreement and Note also contain customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the Securities Purchase Agreement and Note were made only for purposes of the Securities Purchase Agreement and Note and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The foregoing is a summary description of certain terms of the Securities Purchase Agreement and the Note. For a full description of all terms, please refer to the copies of the Securities Purchase Agreement and the Note that are filed herewith as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

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Note Registration Rights Agreement

In connection with the execution of the Securities Purchase Agreement, the Company and the Investor entered into a registration rights agreement (the “Note Registration Rights Agreement”), pursuant to which the Company agreed to file, within 30 calendar days from the date of the Securities Purchase Agreement, a registration statement covering the resale of all of the Conversion Shares. The Company has also agreed to have such registration statement declared effective by the Securities and Exchange Commission within 90 days from January 6, 2025.

The foregoing is a summary description of certain terms of the Purchase Agreement. For a full description of all terms, please refer to the copy of the Purchase Agreement that is filed herewith as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the shares of common stock, nor shall there be an offer, solicitation or sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the Purchase Agreement, the Securities Purchase Agreement, and the Note are incorporated by reference herein in its entirety. The Company has issued the Note and the Commitment Shares, and will issue the ELOC Shares and the Conversion Shares, pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Regulation D promulgated thereunder and intends to issue any ELOC Shares or Conversion Shares pursuant to such exemption. The Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
10.1	Equity Purchase Agreement, dated January 6, 2025, by and between Yoshiharu Global Co. and Crom Structured Opportunities Fund I, LP
10.2	ELOC Registration Rights Agreement, dated January 6, 2025, by and between Yoshiharu Global Co. and Crom Structured Opportunities Fund I, LP
10.3	Securities Purchase Agreement, dated January 6, 2025, by and between Yoshiharu Global Co. and Crom Structured Opportunities Fund I, LP
10.4	Promissory Note, dated January 6, 2025, issued by Yoshiharu Global Co. to Crom Structured Opportunities Fund I, LP
10.5	Note Registration Rights Agreement, dated January 6, 2025, by and between Yoshiharu Global Co. and Crom Structured Opportunities Fund I, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2025

YOSHIHARU GLOBAL CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Chief Executive Officer

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